EXHIBIT 32
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-KSB (the "Report") of Cambridge Holdings, Ltd. (the "Company") for the year ended June 30, 2008, each of the undersigned Gregory Pusey and Jeffrey G. McGonegal, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  September 29, 2008             /s/ Gregory Pusey
                                       ----------------------------------
                                       Gregory Pusey, President and Chief
                                       Executive Officer


Dated:  September 29, 2008             /s/ Jeffrey G. McGonegal
                                       -------------------------------------
                                       Jeffrey G. McGonegal, Senior Vice
                                       President-Finance and Chief Financial
                                       Officer


                                    * * * * *

A signed original of the written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.